As filed with the Securities and Exchange Commission on August 4, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

NextCure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-5231247
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9000 Virginia Manor Road, Suite 200 Beltsville, Maryland 20705
(Address, including zip code, of principal executive offices)

NEXTCURE, INC. 2019 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Michael Richman

Chief Executive Officer

NextCure, Inc.

9000 Virginia Manor Road, Suite 200

Beltsville, Maryland 20705

(240) 399-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Asher M. Rubin Sidley Austin LLP 2850 Quarry Lake Dr., Suite 301 Baltimore, MD 21209 (312) 853-7000	Steven P. Cobourn Chief Financial Officer NextCure, Inc. 9000 Virginia Manor Road, Suite 200 Beltsville, Maryland 20705 (240) 399-4900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

NEXTCURE, INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by NextCure, Inc., a Delaware corporation (the “Registrant”), for the purpose of registering 2,218,221 shares of its common stock, par value $0.001 per share (“Common Stock”), issuable to eligible employees under the Registrant’s 2019 Omnibus Incentive Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on November 4, 2021 (File No. 333-260779) and May 13, 2019 (File No. 333-231436), including the information incorporated by reference therein and the periodic reports filed after the aforementioned filings to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 2, 2023;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Commission on May 4, 2023;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the Commission on August 3, 2023;

(d)	the Registrant’s Current Reports on Form 8-K filed with the Commission on July 19, 2023 and June 26, 2023;

(e)	All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(f)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38905), filed with the Commission on May 8, 2019 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and will be part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of NextCure, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 13, 2019)
4.2	Second Amended and Restated Bylaws of NextCure, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 26, 2023)
4.3	NextCure, Inc. 2019 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 29, 2019)
5.1*	Opinion of Sidley Austin LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (contained in signature page to this Registration Statement)
107*	Filing Fee table
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, in the State of Maryland, on August 4, 2023.

NEXTCURE, INC.

By:	/s/ Steven P. Cobourn
Steven P. Cobourn

POWER OF ATTORNEY AND SIGNATURES

The undersigned officers and directors of the Company hereby constitute and appoint Michael Richman and Steven P. Cobourn, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and each of them, to sign for the undersigned, individually and in each capacity stated below, one or more amendments, including post-effective amendments, to this Registration Statement, and hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or either of them, as herein authorized.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael Richman	President, Chief Executive Officer and Director	August 4, 2023
Michael Richman	(Principal Executive Officer)

/s/ Steven P. Cobourn	Chief Financial Officer	August 4, 2023
Steven P. Cobourn	(Principal Financial and Accounting Officer)

/s/ David Kabakoff, Ph.D.	Chair of the Board of Directors	August 4, 2023
David Kabakoff, Ph.D.

/s/ Anne Borgman, M.D.	Director	August 4, 2023
Anne Borgman, M.D.

/s/ Ellen Feigal, M.D.	Director	August 4, 2023
Ellen Feigal, M.D.

/s/ John G. Houston, Ph.D.	Director	August 4, 2023
John G. Houston, Ph.D.

/s/ Elaine V. Jones, Ph.D.	Director	August 4, 2023
Elaine V. Jones, Ph.D.

/s/ Chau Q. Khuong	Director	August 4, 2023
Chau Q. Khuong

/s/ Garry A. Nicholson	Director	August 4, 2023
Garry A. Nicholson

/s/ Stephen W. Webster	Director	August 4, 2023
Stephen W. Webster